Exhibit 99.1

News Release

For: IMMEDIATE RELEASE

Date: September 9, 2005

Contact: Charles S. Howard, President & CEO

-or- David A. Meinert, EVP & CFO

Phone: (641) 673-8448

MidWestOne Financial Group, Inc.

Acquires Property and Casualty Insurance Agency

Oskaloosa, Iowa -- MidWestOne Financial Group, Inc., a financial holding company headquartered in Oskaloosa, Iowa, has acquired Cook & Son Agency, Inc., a full-service insurance agency in Pella, Iowa.

Cook & Son Agency, Inc., founded in 1904 by W.W. Cook, has been owned and operated by Howard Slagter since 1985. With more than thirty years in the insurance business, Slagter will be president of the agency now owned by MidWestOne Financial Group. "I've owned Cook & Son for twenty years," reminisced Slagter. "Through that time, I've built strong relationships with my customers. Even though I anticipate it being many years to come, I want to ensure that their needs are met long after I leave the business."

Plans are for Cook & Son to maintain its location on the square in Pella, eventually operating under the MidWestOne name. Joining forces with MidWestOne will enable Slagter to offer insurance products in additional markets. Future expansion opportunities include the twelve communities where MidWestOne already owns banking offices. Charles Howard, MidWestOne Financial Group's CEO, conveyed, "It is our goal to be able to offer our customers 'one-stop shopping' for their financial needs, including banking, investments and insurance. We look forward to offering personal and commercial property and casualty insurance to our customers."

MidWestOne Financial Group's bank subsidiaries offer financial services in the following Iowa communities: Oskaloosa, Belle Plaine, Burlington, Fairfield, Fort Madison, Hudson, North English, Ottumwa, Pella, Sigourney, Wapello and Waterloo. MidWestOne Investment Services, Inc. offers investment brokerage services in Pella, Burlington, Oskaloosa and Sigourney, IA. MidWestOne Financial Group common stock is traded on the Nasdaq National Market System under the symbol "OSKY." The Company's web site can be found at www.midwestonefinancial.com.

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